EXHIBIT 10.5

SEPARATION AGREEMENT

AND GENERAL RELEASE OF CLAIMS

1. Factual Background.    Clyde Raymond Wallin (“Employee”) was employed by NeoPhotonics Corporation (the “Company”) beginning on or about December 23, 2013,  and is currently employed by the Company as its Chief Financial Officer.

2. Separation Date, Reimbursement and Payments.    Employee’s last day of employment with the Company will be Monday, May 15, 2017 (the “Separation Date”).  If Employee submits appropriate documentation by no later than thirty (30) days after the Separation Date, the Company will reimburse Employee for any business-related expenses incurred by Employee through the Separation Date, consistent with Company policy.  On the Separation Date, Employee will be paid his accrued salary through the Separation Date, and will be paid any accrued but unused paid time off/vacation that he has earned as of the Separation Date.  Other than his unpaid base salary through the Separation Date (if any) and his accrued unused paid time off/vacation as of that date (if any), Employee acknowledges and agrees that he has been paid all wages (including, without limitation, base salary, bonuses, and accrued unused paid time off/vacation) that he earned during his employment with the Company.

3. Transition Period.  Between now and the Separation Date (the “Transition Period”), Employee shall continue to use his best efforts to perform his currently assigned duties and responsibilities, and to transition these duties and responsibilities, as requested by the Company (the “Transition Services”).  Employee must continue to comply with all of his contractual and legal obligations to the Company, and comply with the Company’s policies and procedures, during the Transition Period.  During the Transition Period, Employee will continue to receive his current base salary, subject to standard withholdings and deductions; will continue to accrue paid time off/vacation according to Company policy; and will continue to be eligible for the Company’s standard benefits, subject to the terms of such plans and programs.

4. Severance Benefits.    In full satisfaction of any obligations to provide Employee severance benefits for an “Involuntary Termination Generally” under the terms of the Retention Agreement entered into between Employee and the Company dated August 5, 2016 (the “Retention Agreement”), if: (i) Employee returns this fully signed Agreement to the Company on or within twenty-one (21) days of his receipt of it and allows the releases contained herein to become effective; (ii)  Employee fully complies with his obligations hereunder under the Transition Period and thereafter; and (iii) on or within twenty-one (21) days after the Separation Date, Employee signs and returns to the Company the Separation Date Release, attached hereto as Exhibit A (the “Release”) and allow the releases contained therein to become effective; then the Company will pay Employee the following as his sole severance benefits:

(a) Severance Payment.  The Company will pay Employee, as severance, a single lump-sum amount equal to his annual base salary in effect as of the Separation Date, subject to standard payroll deductions and withholdings (the “Severance Payment”).  The Severance

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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Payment will be paid in a single lump sum no later than ten (10) business days after the Release Effective Date (as defined therein).

(b) Health Insurance.  To the extent provided by the federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), and by the Company’s current group health insurance policies, Employee will be eligible to continue his group health insurance benefits at his own expense.  Later, Employee may be able to convert to an individual policy through the provider of the Company’s health insurance, if he wishes.  Employee will be provided with a separate notice more specifically describing his rights and obligations to continuing health insurance coverage under COBRA on or after the Separation Date.  As an additional severance benefit, the Company will pay Employee a fully taxable cash payment in the amount of $72,000 (the “Special Cash Payment”), which the Employee may, but is not required to use towards continued health coverage.  The Special Cash Payment shall be paid to Employee in a lump sum no later than ten (10) business days after the Release Effective Date.

(c) Accelerated Vesting and Repurchase Rights.  As an additional severance benefit, any of Employee’s outstanding equity awards that provide for time-based vesting, and the rate of lapsing of any repurchase rights applicable to such awards, shall be immediately accelerated and exercisable as of the Separation Date as though the outstanding awards continued to vest for a period of eighteen (18) months following the Separation Date.

(d) No Other Compensation and Benefits.  Employee acknowledges and agrees that the Severance Benefits, and other benefits provided herein are in full and complete satisfaction of the Company’s obligations, if any, to pay Employee severance benefits pursuant to the Retention Agreement, or any other agreements.

5. Consulting Agreement.    If: (i) Employee returns this fully signed Agreement to the Company on or within twenty-one (21) days of his receipt of it and allows the releases contained herein to become effective; (ii)  Employee fully complies with his obligations hereunder under the Transition Period and thereafter; and (iii) on or within twenty-one (21) days after the Separation Date, Employee signs and returns to the Company the Release and allow the releases contained therein to become effective; then the Company will retain Employee as a consultant under the terms specified below.

(a) Consulting Period.  The consulting period will commence on May 16, 2017 and continue for a period of three (3) months thereafter (the “Consulting Period”), unless terminated earlier pursuant to Section 5(j).  The Consulting Period may be extended by mutual written agreement of the parties.

(b) Consulting Services.  During the Consulting Period, Employee agrees to perform consulting services as may be requested by the Company from time to time, which includes, but is not limited to, providing guidance on all Company matters from the inception of Employee’s relationship with the Company to the Separation Date, transitioning his assignments, and such other projects and activities as may be requested by the Company (the “Consulting Services”).

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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Employee will not be expected to provide more than 30 hours of services per month, which hours will be approved by Karen Drosky, VP HR, in advance.  Employee agrees to exercise the highest degree of professionalism and utilize his best efforts to perform these services.

(c) Consulting Fees.  Provided that Employee (i) performs the Consulting Services requested of him in a professional and commercially reasonable manner; and (ii) comply with his contractual obligations to the Company (including, without limitation, the obligations set forth herein), then the Company will pay Employee at a rate of $300 per hour.

(d) Equity; Extended Exercise Period.  During the Consulting Period, Employee will be deemed to be in “Continuous Service” to the Company such that Employee will be able to exercise any vested equity awards for a period of up to three (3) months following the termination of the Consulting Period; provided, however,  that notwithstanding any provisions of Employee’s equity agreements or the governing equity plan, and apart from the accelerated vesting benefits set forth in Section 4(c) herein, Employee’s unvested equity awards will cease vesting on the Separation Date and will not vest during the Consulting Period.

(e) Tax Treatment.  The Company will not make any withholdings or deductions, and will issue Employee an IRS Form 1099, with respect to any consulting fees paid to Employee.  Employee will be responsible for all taxes with respect to the consulting fees, and Employee agrees to indemnify, hold harmless and defend the Company from any and all claims, liabilities, damages, taxes, fines or penalties sought or recovered by any governmental entity, including but not limited to the Internal Revenue Service or any state taxing authority, arising out of or in connection with the consulting fees.

(f) Independent Contractor Status.  Employee’s relationship with the Company during the Consulting Period will be that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship after the Separation Date.  Except as expressly provided in this Agreement, Employee will not be entitled to, and will not receive, any of the benefits which the Company may make available to its employees, including but not limited to, group health or life insurance, profit-sharing or retirement benefits.

(g) Protection of Information.  Employee agrees that, during the Consulting Period and thereafter, Employee will not use or disclose in any manner that is not authorized by the Company or essential to his performance of specifically requested Consulting Services,  any confidential or proprietary information or materials of the Company, including any confidential or proprietary information that he obtains or develops in the course of performing the Consulting Services.  Any and all work product Employee creates in the course of performing the Consulting Services will be the sole and exclusive property of the Company.  Employee hereby assigns to the Company all right, title, and interest in all inventions, techniques, processes, materials, and other intellectual property developed in the course of performing the Consulting Services.

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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(h) Limitations on Authority.    Employee will have no responsibilities or authority as a consultant to the Company other than as provided above.  Employee agrees not to represent or purport to represent the Company in any manner whatsoever to any third party except with the Company’s prior written consent

(i) Other Work Activities.  Throughout the Consulting Period, Employee retains the right to engage in employment, consulting, or other work relationships in addition to his work for the Company.  The Company will make reasonable arrangements to enable Employee to perform his work for the Company at such times and in such a manner so that it will not interfere with other activities in which he may engage.  In order to protect the trade secrets and confidential and proprietary information of the Company, Employee agrees that, during the Consulting Period, Employee will notify the Company, in writing, before he obtains employment with or perform competitive work for any business entity, or engage in any other work activity that is competitive with the Company.  If Employee engages in such competitive activity without the Company’s express written consent, or otherwise materially breach this Agreement, then (in addition to any other rights and remedies available to the Company at law, in equity or by contract), the Company’s obligations under this Section 5 will cease immediately.

(j) Termination of Consulting Period.    Employee may terminate the Consulting Period, at any time and for any reason, upon fifteen (15) days written notice to the Company.  Additionally, the Company may immediately terminate the Consulting Period at any time upon Employee’s material breach of this Agreement or the Proprietary Information and Inventions Assignment Agreement.  Upon termination of the Consulting Period by either party, the Company will have no further obligations to Employee.

6. Release of Claims.  In exchange for the Severance Benefits and other consideration set forth herein, Employee and his successors release the Company and its parents, divisions, subsidiaries, and affiliated entities, and each of their respective current and former shareholders, investors, directors, officers, members, employees, agents, attorneys, insurers, legal successors, assigns, and affiliates (the “Released Parties”) of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those Released Parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which Employee signs this Agreement, including, but not limited to, any claims of breach of express or implied contract, wrongful termination, constructive discharge, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code, the Fair Labor Standards Act, the Fair Credit Reporting Act, or any other applicable law (all listed statutes in this paragraph as they have been, or are in the future, amended).

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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7. ADEA Waiver. Employee acknowledges that he is knowingly and voluntarily waiving and releasing any rights he has under the ADEA, and that the consideration given for the waiver and release he has given in this Agreement is in addition to anything of value to which he was already entitled.  Employee further acknowledges that he has been advised, as required by the ADEA, that:  (i) his waiver and release does not apply to any rights or claims that arise after the date he signs this Agreement; (ii) he should consult with an attorney prior to signing this Agreement (although he may choose voluntarily not to do so); (iii) he has twenty-one (21) days to consider this Agreement (although he may choose voluntarily to sign it sooner); (iv) he has seven (7) days following the date he signs this Agreement to revoke this Agreement (in a written revocation delivered to me); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after Employee signs this Agreement provided that he does not revoke it (the “Effective Date”).

8. Section 1542 Waiver. Employee acknowledges that he has read Section 1542 of the Civil Code of the State of California, which states in full:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Employee waives any rights that he has or may have under Section 1542 (or any similar provision of the laws of any other jurisdiction) to the full extent that he may lawfully waive such rights pertaining to this general release of claims, and affirms that he is releasing all known and unknown claims that he has or may have against the parties listed above.

9. Excluded Claims/Protected Rights.  Notwithstanding the foregoing, the following are not included in the Release of Claims (the “Excluded Claims”): (i) any rights or claims for indemnification Employee may have pursuant to any written indemnification agreement with the Company to which he is a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (ii) any rights which are not waivable as a matter of law; (iii) any Company obligations incurred under this Agreement; (iv) the payment of wages owed, or benefits accrued, including the payment of any accrued but unused paid time off/vacation, through the Separation Date; and (v) any claims for breach of this Agreement.    Employee hereby represents and warrants that, other than the Excluded Claims, Employee is not aware of any claims he has or may have against any of the Released Parties that are not included in the Released Claims.  Employee understands that nothing in this Agreement limits his ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  Employee further understands this Agreement does not limit his ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  While this Agreement does not limit Employee’s right to receive an award for information

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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provided to the Securities and Exchange Commission, Employee understands and agrees that, to maximum extent permitted by law, Employee is otherwise waiving any and all rights he may have to individual relief based on any claims that he has released and any rights he has waived by signing this Agreement.

10. Continuing Obligations and Return of Company Property.  Employee acknowledges and agrees that he shall continue to be bound by and comply with the terms of the Proprietary Information and Inventions Assignment Agreement entered into between Employee and the Company.  On or before the Separation Date, Employee will return to the Company, in good working condition, all Company property and equipment that is in Employee's possession or control, including, but not limited to, any files, records, computers, computer equipment, cell phones, credit cards, keys, programs, manuals, business plans, financial records, customer information, and all documents (whether in paper, electronic, or other format, and any copies thereof) that Employee prepared or received in the course of his employment with the Company.  In addition, if Employee used any personally-owned computer, server, e-mail system, mobile phone, or portable electronic device (e.g., iPhone), (collectively, “Personal Systems”) to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, then by no later than the Separation Date, Employee will make reasonable efforts to permanently delete and expunge all such Company confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form and, if the Company requests, will provide a written certification to that effect.    Employee also agrees to sign and return to the Company on the Separation Date the Termination Certificate, attached hereto as Exhibit B.

11. Mutual Non-Disparagement.  Employee agrees that he will not, at any time in the future, make any critical or disparaging statements to any third parties (including, without limitation, any print or broadcast media) about the Company, or any of its products, services, employees, or clients, unless such statements are made truthfully in connection with a government investigation, in response to a subpoena, or other legal process.    The Company agrees that it will not, at any time in the future, make any critical or disparaging statements to any third parties (including, without limitation, any print or broadcast media) about Employee; provided, however, that Employee understands and agrees that the Company’s obligations under this provision extend only to its executive officers and members of its Board of Directors, and only for so long as each is an officer or director of the Company.  In addition, nothing in this provision or this Agreement is intended to prohibit or restrain Employee in any manner from making disclosures that are protected under the whistleblower provisions of federal law or regulation or under other applicable law or regulation.

12. Non-Solicitation of Co-Workers.  Employee agrees that for a period of one (1) year following the Separation Date, he will not, on behalf of himself or any other person or entity, directly or indirectly solicit any employee, independent contractor, or consultant of the Company to terminate his/her employment or relationship with the Company in order to become an employee, consultant or independent contractor for any other person or entity.

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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13. Agreement Not To Assist With Other Claims.  Employee agrees that he shall not, at any time in the future, encourage any current or former Company employee, or any other person or entity, to file any legal or administrative claim of any type or nature against the Company or any of its officers or employees.  Employee further agrees that he shall not, at any time in the future, assist in any manner any current or former Company employee, or any other person or entity, in the pursuit or prosecution of any legal or administrative claim of any type or nature against the Company or any of its officers or employees, unless pursuant to a duly-issued subpoena or other compulsory legal process.

14. No Admissions. Nothing contained in this Agreement shall be construed as an admission by either Employee or the Company of any liability, obligation, wrongdoing, or violation of law.

15. Representations.  Employee hereby represents and warrants that: (i)  Employee has been paid all compensation owed and for all time worked (excluding his final pay, any wages earned since the paycheck received prior to the date this Agreement was signed by Employee, accrued but unused paid time off/vacation, and benefits accrued but unused prior to the date this Agreement was signed by Employee);  (ii)  Employee has received all the leave and leave benefits and protections for which he is eligible pursuant to FMLA, any applicable law or Company policy; and (iii)  Employee has not suffered any on-the-job injury or illness for which he has not already filed a workers’ compensation claim.

16. Compliance with Section 409A.  It is the intent of the parties to this Agreement that all payments made hereunder will either comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other guidance issued thereunder (“Section 409A”) or comply with an exemption from Section 409A such that no payments made under this Agreement are includible in income pursuant to Section 409A, and the terms and conditions of this Agreement shall be construed and interpreted consistent with such intent.  All payments made under this Agreement shall be treated as separate payments and shall not be aggregated with any other payment for purposes of Section 409A.    The parties to this Agreement agree that Employee will have a “separation from service” for purposes of Section 409A as of the Separation Date, and in no event shall Employee provide Consulting Services equal to or in excess of twenty percent (20%) of the average level of services to the Company performed by Employee over the thirty-six (36)-month period immediately preceding Employee’s termination of employment with the Company.

17. Attorneys' Fees. In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys' fees and costs incurred in that action.

18. Governing Law/Venue.  This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.  In the event of any litigation relating to or arising out of this Agreement, the parties agree that the Superior Court of California located in the County of Santa Clara shall be the sole and exclusive venue for all such actions.

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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19. Severability.  If any provision of this Agreement is deemed invalid, illegal, or unenforceable, that provision will be modified so as to make it valid, legal, and enforceable, or if it cannot be so modified, it will be stricken from this Agreement, and the validity, legality, and enforceability of the remainder of the Agreement shall not in any way be affected.

20. Integration and Modification.  This Agreement, along with any agreements referenced herein as well as Exhibit A attached to the Agreement, constitute the entire agreement between the parties with respect to the termination of their employment relationship and the other matters covered herein, and they supersede all prior negotiations and agreements between the parties regarding those matters, whether written or oral.  This Agreement may not be modified or amended except by a document signed by both the Vice President of Human Resources of the Company and Employee.

Dated:  _______, 2017By: ____________________________

Clyde Raymond Wallin

Dated:  _______, 2017By:_____________________________

Karen Drosky

Vice President, Human Resources

NeoPhotonics Corporation

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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EXHIBIT A

SEPARATION DATE RELEASE

(To be signed on or within twenty-one (21) days after the Separation Date.)

In consideration for the various benefits provided to me by NeoPhotonics Corporation (the “Company”) pursuant to my letter Separation Agreement and General Release of Claims with the Company dated April 4 , 2017 (the “Agreement”), I agree to the terms below.

I hereby and completely release the Company and its parents, divisions, subsidiaries, and affiliated entities, and each of their respective current and former shareholders, investors, directors, officers, members, employees, agents, attorneys, insurers, legal successors, assigns, and affiliates (the “Released Parties”) of and from any and all claims, actions and causes of action, whether now known or unknown, which I now have, or at any other time had, or shall or may have against those Released Parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time up to and including the date on which I sign this Agreement, including, but not limited to, any claims of breach of express or implied contract, wrongful termination, constructive discharge, retaliation, fraud, defamation, infliction of emotional distress or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the California Labor Code, the Fair Labor Standards Act, the Fair Credit Reporting Act, or any other applicable law (all listed statutes in this paragraph as they have been, or are in the future, amended).  Notwithstanding the foregoing, this Separation Date Release does not extend to: (i) any business-related expenses for which I may still submit appropriate documentation pursuant to Section 2 of the Agreement; or (ii) any Company obligations pursuant to Section 5 of the Agreement.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given for the waiver and release in this Release pursuant to the Agreement is in addition to anything of value to which I am already entitled. I further acknowledge that I have been advised, as required by the ADEA, that: (i) my waiver and release does not apply to any rights or claims that may arise after the date that I sign this Release; (ii) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (iii) I have twenty-one (21) days to consider this Release (although I may choose voluntarily to sign it earlier); (iv) I have seven (7) days following the date I sign this Release to revoke it (by providing written notice of my revocation to the Company); and (v) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date that this Release is signed by me provided that I do not revoke it (the “Release Effective Date”).

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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I UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:  “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to my release of claims herein, including but not limited to the release of unknown and unsuspected claims.

I am not releasing: (i) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party or under applicable law; (ii) any rights which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement.

I understand that nothing in this Agreement limits my ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the California Department of Fair Employment and Housing, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).    I further understand this Agreement does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  While this Agreement does not limit my right to receive an award for information provided to the Securities and Exchange Commission, I understand and agree that, to maximum extent permitted by law, I am waiving any and all rights  I may have to individual relief based on any claims that I have released and any rights I  have waived by signing this Release.

I hereby confirm that:  I have been paid all compensation owed for all hours worked by me for the Company; I have received all leave and leave benefits and protections for which I was eligible (pursuant to the Family and Medical Leave Act or otherwise) in connection with my work with the Company; and I have not suffered any injury or illness in connection with my work with the Company for which I have not already filed a claim.

This Release, together with the Agreement (including all exhibits thereto), constitutes the complete, final and exclusive embodiment of the entire agreement between me and the Company with regard to the subject matter hereof.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained in the Release or the Agreement, and it entirely supersedes any other such promises, warranties or representations, whether oral or written.

By:

Clyde Raymond Wallin

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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Date:

EXHIBIT B

TERMINATION CERTIFICATE

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to NeoPhotonics Corporation, its subsidiaries, affiliates, successors or assigns (together the “Company”).

I further certify that I have complied with all the terms of the Company’s Proprietary Information and Inventions Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with Proprietary Information and Inventions Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I further agree that, in compliance with the Proprietary Information and Inventions Agreement, for one (l) year after the date of termination of my employment, I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the Company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

Date:_________

Signature

_______________________

Clyde Raymond Wallin

2911 Zanker Road,  San Jose,  CA 95134-2125  USA  T +1.408.232.9200  F +1.408.456.2971  www.neophotonics.com

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